Exhibit 99.1

Sugarmade Closes Lemon Glow Acquisition, Gaining Cannabis Property Capable of 64 Tons of Cannabis Flower Production Per Annum

NEW YORK, May 17, 2021, (GLOBE NEWSWIRE) -- via NetworkWire – Sugarmade, Inc. (OTCMKTS:SGMD) (“Sugarmade”, “SGMD”, or the “Company”) is pleased to announce the signing of a Definitive Agreement (the “Agreement”) for its acquisition of Lemon Glow Company, Inc. (“Lemon Glow”) and all of its assets, interests, property, and rights, including six-hundred-forty (640) acres of real estate (the “Property”) located in Lake County, California, outside of the Commercial Cannabis Cultivation Exclusion Zones.

With the signing of the Agreement by all relevant parties, and the consummation of the transactions required by the Agreement, the acquisition of Lemon Glow is now closed and final.

Jimmy Chan, CEO of Sugarmade, commented, “This step brings us closer to closing the loop on what we believe to be one of the most promising vertically integrated cannabis models in the thriving California market. We are setting the stage to improve margins while expanding end-market access, and to grow, refine, produce, distribute, sell, and home-deliver top cannabis products in the largest and fastest growing cannabis market on the planet. This acquisition positions us to achieve that objective with a significant capacity to scale as demand for our products and services grows over time.”

The Lemon Glow acquisition includes six-hundred-forty (640) acres of property, thirty-two (32) of which have already been designated for outdoor cannabis cultivation. The annual potential cultivation yield at the Property is estimated to be approximately four thousand (4,000) pounds of dry trimmed cannabis flower per acre per year, which represents approximately 128,000 pounds, or 64 tons, of dry trimmed cannabis flower per year in total.

Sugarmade also benefits from the acquisition in terms of team capital as Lemon Glow executive team members will stay on and become the core management team at the cannabis cultivation site, granting the operation over 30 years of cannabis cultivation experience.

“The Lemon Glow team are tremendous additions to the Sugarmade team,” added Chan. “They have vast experience and established skills, as well as intricate knowledge of the Property and its local grow context. That’s an enormous added value proposition in this deal. We look forward to bringing them on board, ramping up operations at the property, and taking key steps toward delivering on the promise of Sugarmade’s farm-to-door vision.”

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS:SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush™, NUG Avenue and Budcars.

For more information, please visit www.Sugarmade.com.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others, such as but not limited to; economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition, uncontrollable forces of nature and other factors that could cause actual results to differ materially from those projected or represented in the forward looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:

Jimmy Chan

+1-(888)-982-1628

info@Sugarmade.com

Investor Relations Contact:

EDM Media, LLC

https://edm.media

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com